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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: November 9, 2000



                        Commission File Number 000-14692

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                         SINGLEPOINT SYSTEMS CORPORATION



Minnesota                                                             41-1523657
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State of Incorporation                        I.R.S. Employer Identification No.



        4020 Moorpark Avenue, Suite 115, San Jose, California 95117-1845
                        Telephone Number: (408) 557-6500



                           Global MAINTECH Corporation
             7578 Market Place Drive, Eden Prairie, Minnesota 55344
                            (Former Name and Address)

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Item 4.  Changes in Registrant's Certifying Accountants.

         KPMG LLP was previously the principal accountants for Singlepoint Systems Corporation (formerly known as Global MAINTECH Corporation). On November 2, 2000, that firm resigned as principal accountants.

         In connection with the audits of the two fiscal years ended December 31, 1998 and 1999, and the subsequent interim period through November 2, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, except as follows:

                  Certain matters involving internal control and its operation that KPMG LLP considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants were communicated by KPMG LLP to the Audit Committee of the Board of Directors of Singlepoint Systems Corporation (formerly known as Global MAINTECH Corporation) on June 14, 1999, December 9, 1999 and August 3, 2000. These matters on internal control included (1) controls over revenue recognition related to client acceptance provisions, (2) controls over capitalization of software development costs and
                  (3) the volume of audit adjustments. Management has authorized KPMG LLP to respond fully to inquiries of the successor accountant concerning these matters.

         The audit reports of KPMG LLP on the consolidated financial statements of Singlepoint Systems Corporation (formerly known as Global Maintech Corporation) and subsidiaries as of and for the years ended December 31, 1998 and 1999 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scopes or accounting principles except as follows:

                  KPMG LLP's auditors' report on the consolidated financial statements of Singlepoint Systems Corporation (formerly known as Global MAINTECH Corporation) and subsidiaries as of and for the years ended December 31, 1998 and 1999, contained a separate paragraph stating that "the Company has losses from operations and has a working capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern." Management's plans in regard to these matters were also described in Note 2 to these consolidated financial statements. The financial statements did not include any adjustments that might result from the outcome of this uncertainty.

         Management has begun a search for a principal accountant. A copy of a letter from KPMG LLP is attached as Exhibit 4.1 to this report.

Item 5.  Other Events.

         On November 2, 2000 Dorsey & Whitney LLP resigned as the principal legal counsel for Singlepoint Systems Corporation (formerly known as Global MAINTECH Corporation). They have not been replaced at this time. Management has begun a search for a principal legal counsel.

         On November 3, 2000 Charles A. Smart resigned as Chief Financial Officer, Treasurer and Secretary in order to accept a position with another company. He has not been replaced at this time. Management has begun a search for a Chief Financial Officer, Treasurer and Secretary.

         As a result of the resignation of the principal accountants and principal legal counsel, and the resignation of the Chief Financial Officer, Singlepoint Systems Corporation (formerly known as Global MAINTECH Corporation) will delay the Form 10Q filing, which was originally scheduled for November 14, 2000 and the Annual Meeting, which was originally scheduled for November 27, 2000.

         The Company is in financial stress and there is insufficient capital to maintain operations beyond the near term due to losses from operations and a working capital deficiency.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired

                  Not applicable.

         (b)      Pro Forma Financial Information

                  Not applicable.

         (c)      Exhibits

                  Exhibit No.       Description
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                  4.1               KPMG LLP Letter



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                            Date: November 9, 2000


                        SINGLEPOINT SYSTEMS CORPORATION

                              By:  /s/ Trent Wong
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                         Its: Chief Executive Officer
                         ----------------------------